FOR IMMEDIATE RELEASE

XFONE Expects 30% Increase in Fourth Quarter Fiber Revenues

Lubbock, TX – January 17, 2012 – XFONE, Inc. (NYSE Amex and TASE: XFN) (“XFONE” or “the Company”) announced preliminary, unaudited sales results from its Fiber-To-The-Premise (FTTP) business for the fourth quarter ended December 31, 2011.

Xfone anticipates reporting FTTP revenue of approximately $3.63 million for the three months ended December 31, 2011; a 30% increase compared to the three months ended December 31, 2010.

The company’s total number of FTTP customers as of December 31, 2011 was 7,267 compared to 5,777 FTTP customers as of December 31, 2010 with sequential growth of 10% from 6,620 FTTP customers as of September 30, 2011.

Xfone plans to release a full report of fourth quarter and year end results during March 2012.

Mr. Guy Nissenson, Xfone’s President and CEO, commented, “The build out of our high margin fiber network has progressed on time, below budget and with consistently solid acceptance rates as we enter new markets. During the past 6 months we’ve established our FTTP network in Littlefield, Burkburnett, Brownfield and Whitharral, Texas providing customers in those communities access to voice, video and internet services using high speed broadband.  As we move forward with the fiber rollout, revenues from our FTTP business are contributing a larger percentage to overall revenues, at a higher margin than our legacy business.  I look forward to providing our shareholders with a full report on our fourth quarter and year end results in March.”

Xfone’s ongoing fiber build out, when completed, is expected to reach 19 new communities bringing the total FTTP passings to approximately 50,000. The Company is funding the expansion of the fiber network using approximately $100 million in federal stimulus funding.

About XFONE, Inc.

Xfone is a provider of high speed broadband services, including Internet access, digital cable TV programming and local and long distance telephone service to residential and business customers in northern Texas and southeastern Louisiana.  Xfone's Fiber-To-The-Premise (FTTP) network provides one of the fastest internet connections available.  The Company currently has operations in Texas, Mississippi and Louisiana and also serves customers in Arizona, Colorado, Kansas, New Mexico and Oklahoma.  For the company's website, please visit: www.xfone.com.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "anticipate" "estimate," "project," or similar expressions are intended to identify "forward-looking statements." XFONE's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact Details:

Investor Relations Contact John G. Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Company Contact Niv Krikov, CFO Tel: 1.806.771.1181 E-mail: niv@xfone.com